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                                                                    EXHIBIT 99.1


                                    FORM OF
                          VOTING AND LOCK-UP AGREEMENT

         This Voting Agreement (the "Agreement") is made and entered into as of December __, 1999 by and among RCN Corporation, a Delaware corporation ("Parent"), 21st Century Telecom Group, Inc., an Illinois corporation (the "Company"), and the shareholder named on the signature page hereof (the "Shareholder").

                                   RECITALS

         Concurrently with the execution of this Agreement, Parent, 21st Holding Corp., an Illinois corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company have entered into an Agreement and Plan of Merger dated as of December 12, 1999 (the "Merger Agreement"), providing for the merger of Sub with and into the Company (the "Merger"), pursuant to which the Company will become a wholly owned subsidiary of Parent. The Shareholder is the beneficial holder of record, directly or indirectly, of the number of shares of capital stock or other equity interest in the Company as is indicated on the final page of this Agreement (the "Shares"). In consideration of and to induce the execution of the Merger Agreement by Parent, the Shareholder agrees not to sell or otherwise dispose of any of the Shares held by the Shareholder and to vote the Shares so as to facilitate consummation of the Merger as more fully described below.

         NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

         1. Agreement to Retain Shares. The Shareholder agrees not to transfer, pledge, hypothecate, sell, exchange or offer to transfer or sell or otherwise dispose of, or encumber, grant any proxy or power of attorney, deposit any Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to any of the Shares at any time prior to the Expiration Date, as defined herein. The "Expiration Date" shall mean the date on which the Merger Agreement shall be terminated pursuant to Article VIII of the Merger Agreement.

         2. Agreement to Vote Shares. At any meeting of the shareholders of the Company called with respect to the Merger, the Merger Agreement and any other transactions contemplated thereby, and at any adjournment or adjournments thereof, and with respect to any consent solicited with respect to the Merger, the Merger Agreement and any other transactions contemplated thereby, the Shareholder shall vote the Shares (a) in favor of approval of the Merger Agreement, including any amendments thereto, and the Merger and any matter which could reasonably be

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expected to facilitate the Merger, (b) against any alternative transaction or any other matter which could reasonably be expected to facilitate the consummation of an alternative transaction, and (c) in favor of any amendment to the Company's articles of incorporation necessary to give effect to the transactions contemplated by the Merger, including, without limitation, voting in favor of any amendment to require the conversion of all outstanding shares of Class A Preferred Stock (as defined in the Merger Agreement) into shares of Parent Common Stock in the Merger. The Shareholder, as the holder of Shares, shall be present, in person or by proxy, at all meetings of shareholders of the Company or at any adjournment or adjournments thereof so that all Shares are counted for the purpose of determining the presence of a quorum at such meetings. This Agreement is intended to bind the Shareholder only with respect to the specific matters set forth herein, and shall not prohibit the Shareholder from acting in accordance with his fiduciary duties as an officer or director of the Company.

         3. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable to the extent provided therein; provided that the Proxy shall be revoked upon the Expiration Date. The Proxy shall be coupled with an interest in such obligations and in the interests in the Company to be purchased and sold pursuant to the Merger Agreement.

         4. Additional Purchases. For purposes of this Agreement, the term "Shares" shall include any shares of Company capital stock or other equity interest which the Shareholder purchases or otherwise acquires after the execution of this Agreement and prior to the Expiration Date, including, without limitation, by exercise of options or warrants.

         5. Representations, Warranties and Covenants of the Shareholder. The Shareholder hereby represents, warrants and covenants to Parent that, except as specifically described on Annex B to this Agreement, the Shareholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of stock or other equity interest of the Company other than the Shares,
(iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy and (iv) each share of Class A Preferred Stock held by the Shareholder is convertible into 1,000 shares of Voting Common Stock.


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         6. Representations, Warranties and Covenants of Parent. Parent
represents, warrants and covenants to the Shareholder, that this Agreement (i) has been authorized by all necessary corporate action on the part of Parent and has been duly executed by a duly authorized officer of Parent, and (ii) constitutes the legal, valid and binding obligation of Parent. Neither the execution of this Agreement by Parent nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Parent is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Parent.

         7. Restriction on Transfer of Parent Shares. The Shareholder agrees not to sell, transfer, pledge, encumber, assign or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of shares of Parent Common Stock to be received by the Shareholder in the Merger or any interest therein except as follows (but subject in all cases to applicable law, including Rule 145 under the Securities Act): (i) if the Shares beneficially owned by the Shareholder on a fully diluted basis represent less than 1.5% of the outstanding shares of Com pany Common Stock (as defined in the Merger Agreement) and Class A Preferred Stock (taken together as a class) immediately prior to the Effective Time, the Shareholder may dispose of up to one-half (1/2) of such Shares within the first 30 days following the Effective Time and the remainder of such Shares (including any Shares not disposed of in the first 30 days) at any time thereafter and (ii) if the Shares beneficially owned by the Shareholder on a fully diluted basis represent 1.5% or more of the outstanding Company Common Stock and Class A Preferred Stock (taken together as a class) immediately prior to the Effective Time, the Shareholder may dispose of up to one-third (1/3) of such Shares within the first 30 days following the Effective Time, up to an additional one-third (1/3) of such Shares within the succeeding 30-day period, and the remainder of such Shares (including any Shares not disposed of in the first 60 days) at any time thereafter. The Shareholder shall surrender to Parent all certificates representing the Parent Shares received by the Shareholder, and instruct Parent to place the following legend on such certificates:

          "THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AND LOCK-UP AGREE MENT, AS OF DECEMBER ___, 1999, BY AND AMONG PARENT, THE COMPANY AND SHAREHOLDER."


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         Parent hereby agrees that upon termination of the applicable aforementioned periods, such legend shall be removed.

          8. Additional Documents. The Shareholder and Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent's legal counsel or the Shareholder, as the case may be, to carry out the intent of this Agreement.

         9. Consent and Waiver. The Shareholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Shareholder is a party or pursuant to any rights the Shareholder may have.

         10. Covenants of the Company. The Company hereby covenants to use its best efforts to assist the other parties hereto to satisfy their respective obligations hereunder.

         11.  Miscellaneous.

         11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         11.2 Binding Effect and Assignment. This Agreement and all of the provi sions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifi cally provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

         11.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         11.4 Specific Performance: Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder

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set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Parent upon such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

         11.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

         (a)      if to Parent or Sub, to

                  RCN Corporation
                  105 Carnegie Center
                  Princeton, NJ  08540-6215
                  Attention:  General Counsel
                  Telecopy:  (609) 734-3830

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue (prior to January 14, 2000)
                  New York, New York 10022-3897
                  Four Times Square (after January 14, 2000)
                  New York, New York 10036
                  Attention:  Howard L. Ellin, Esq.
                  Facsimile:  (212) 735-2000

         (b)      if to the Company, to

                  21st Century Telecom Group, Inc.
                  350 North Orleans, Suite 600
                  Chicago, IL  60654-1509
                  Attention:  President
                  Telecopy:  (312) 955-2111

                  with a copy to:


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                  Piper Marbury Rudnick & Wolfe LLP
                  1200 Nineteen Street
                  Washington, D.C.  20036-2412
                  Telecopy:  (202) 223-2085
                  Attention:  Edwin M. Martin Jr., Esq.

         (c)      if to the Shareholder, to

                  -------------------
                  -------------------
                  -------------------

         or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         11.6 Termination. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

         11.7 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Illinois without giving effect to principles of conflicts of law.

         11.8 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

         11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         11.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         11.11 Shareholder Representative. Shareholder hereby agrees to be bound by the provisions of the Merger Agreement, including, without limitation, the provisions of Articles IX and X thereof, and the provisions appointing th Shareholder Representative (as defined in the Merger Agreement) to act as the representative of the Shareholder with respect to the matters described therein.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                            RCN CORPORATION


                                            By:   ____________________________
                                                  Name:
                                                  Title:


                                            21st CENTURY TELECOM GROUP, INC.


                                            By:   ____________________________
                                                  Name:
                                                  Title:


                                            SHAREHOLDER


                                            By:   ____________________________
                                                  Name:


                                            Shareholder's Address for Notice:



Shares beneficially owned:

________ shares of Voting Common Stock
________ shares of Non-Voting Common Stock
________ shares of Class A Preferred  Stock
________ shares of Voting Common Stock issuable pursuant to warrants
________ shares of Voting Common Stock issuable pursuant to options
 ________ any other direct or indirect equity interests in the Company
          (please specify)

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                                     ANNEX A

                                IRREVOCABLE PROXY


         The undersigned holder of shares of capital stock or other equity interest (the "Shareholder") of 21st Century Telecom Group, Inc., an Illinois corporation (the "Company"), hereby irrevocably appoints and constitutes Mike Adams, Zachary Julius and John Jones who are officers of RCN Corporation, a Delaware corporation ("Parent"), and each of them (the "Proxy Holders"), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock or equity interest beneficially owned by the undersigned, which shares are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy is terminated, to vote the Shares as follows:

         The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the shareholders of the Company, and in every written consent in lieu of such a meeting, or otherwise, (a) in favor of approval of the Merger (as defined in the Voting Agreement dated December __, 1999 between the Shareholder and Parent (the "Voting Agreement")) and that certain Agreement and Plan of Merger, including any amendments thereto (the "Merger Agreement"), dated as of December 12, 1999 by and among Parent, the Company, and 21st Holding Corp., an Illinois corporation and a wholly owned subsidiary of Parent ("Sub"), and any matter which could reasonably be expected to facilitate the Merger, (b) against any alternative transaction (as defined in the Merger Agreement) or any other matter which could reasonably be expected to facilitate the consummation of an alternative transaction, and (c) in favor of any amendment to the Company's articles of incorporation necessary to give effect to the transactions contemplated by the Merger, including, without limitation, voting in favor of any amendment to require the conversion of all outstanding shares of Class A Preferred Stock (as defined in the Merger Agreement) into shares of Parent Common Stock in the Merger. The Proxy Holders may not exercise this proxy on any other matter. The Shareholder may vote the Shares on all such other matters.


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         The proxy granted by the Shareholder to the Proxy Holders hereby is granted as of the date of this proxy in order to secure the obligations of the Shareholder set forth in Section 2 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in the Company to be purchased and sold pursuant to the Merger Agreement. This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.

         Upon the execution hereof, all prior proxies in conflict with this proxy given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The Shareholder authorizes the Proxy Holders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the shareholders of the Company.

         This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

Dated:  December ___, 1999

                                            SHAREHOLDER


                                            By:______________________________
                                                  Name:

Shares beneficially owned:

________ shares of Voting Common Stock
________ shares of Non-Voting Common Stock
________ shares of Class A Preferred  Stock
________ shares of Voting Common Stock issuable pursuant to warrants
________ shares of Voting Common Stock issuable pursuant to options
________ any other direct or indirect equity interests in the Company
         (please specify)

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                                     ANNEX B

              ENCUMBRANCES UPON THE SHARES HELD BY THE UNDERSIGNED

                                       B-1